Exhibit 10.2

FREESTAR TECHNOLOGY CORPORATION
2007 DIRECTORS AND CONSULTANTS STOCK PLAN
(as amended effective April 15, 2008)

1. Purposes of the Plan.    The purposes of the Plan  are to enable FreeStar Technology Corporation, a Nevada corporation ("Company"), to promote the interests of the Company and its  shareholders  by attracting and retaining  Directors and  Consultants capable of  furthering  the future  success of the Company and by aligning  their economic interests more closely with those of the Company's  shareholders,  by paying their retainer or fees in the form of shares of the Company's common stock, par value one tenth of one cent ($0.001) per share ("Common Stock"). To accomplish the foregoing, the Plan provides that the Company may grant awards of the Company’s Common Stock, which may be subject to vesting and restrictions or fully vested.

2. Definitions.    As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b) "Applicable Laws" has the meaning set forth in Section 4(a) of the Plan.

(c) "Award" means an award of Shares (each as defined below).

(d) "Board" means the Board of Directors of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended.

(f) "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g) "Common Stock" means the common stock of the Company.

(h) "Company" means FreeStar Technology Corporation, a Nevada corporation.

(i) "Consultant" means any person who is engaged by the Company, or any Parent or Subsidiary, to render services and is compensated for such services other than as an employee (with the status of employment determined by the Administrator in its discretion, subject to any requirements of the Code).

(j) "Director" means a member of the Board.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(u) "Plan" means this 2007 Directors and Consultants Stock Plan.

(v) “Recipient” means the recipient of any Award granted under the Plan.

(w) "Restricted Period" has the meaning set forth in Section 6(b) of the Plan.

(x) "Share" means a share of the Common Stock.

(y) "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(z) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

3.  Stock Subject to the Plan.  The maximum aggregate number of Shares that may be issued under the Plan is 70,000,000.  The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4. Administration of the Plan.

(a)  Multiple Administrative Bodies. If permitted under applicable securities laws and the Code (collectively the "Applicable Laws"), grants under the Plan may be made by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)  General. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(c)  Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)	to select the Consultants and Directors to whom Awards may from time to time be granted hereunder and the number of Shares in each Award;
(ii)	to approve forms of agreement for use under the Plan;
(iii)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(iv)	to determine the terms and restrictions applicable to Awards of Shares;
(v)	to allows Recipients to make a deferral lection in accordance with Applicable Law, and to promulgate the terms and conditions of any such deferrals;
(vi)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and
(vii)
in order to fulfill the purposes of the Plan and without amending the Plan, to modify Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(d)  Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

5.  Term of Plan.    The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for ten (10) years from the date thereof, unless sooner terminated under Section 10 hereof.

6. Awards of Shares.

(a)           Grant of Shares. Shares of Common Stock may be issued to Directors and Consultants under the Plan. After the Administrator determines that it will grant an award of Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions (if any) related to the offer, including the Restricted Period (if any) applicable to such Award, the imposition, if any, of any performance-based condition or other restrictions, the number of Shares that such person shall be entitled to purchase, the price to be paid, if any.

(b)           Lapse of Restrictions. With respect to an Award, the Administrator shall prescribe in the award agreement, the period in which such Shares becomes nonforfeitable, which may be immediately, over time, or upon specified events (the "Restricted Period").

(c)           Certificates. Each recipient who is granted an Award shall be issued a stock certificate in respect of such Shares, which certificate shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, if any; provided that, the Company may require that the stock certificates evidencing Shares granted hereunder that are subject to restrictions be held in the custody of the Company until any restrictions thereon shall have lapsed, and may require that, as a condition of any Award, the participant shall have delivered a stock power, endorsed in blank, relating to such Shares.

(d)           Rights as a Shareholder. Except as otherwise provided in an Award agreement, the participant shall possess all incidents of ownership with respect to the Shares during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards, except as the Administrator, in its sole discretion, shall otherwise determine.

(e)           Nontransferability. During the Restricted Period, if any, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any restricted Shares during the Restricted Period in contravention of any such restrictions shall be null and void and without effect.

(f)           Other Provisions. The Award agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of the Award agreements need not be the same with respect to each purchaser.

7. Adjustments Upon Changes in Capitalization, Corporate Transactions.

(a)           Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number of shares of Common Stock covered by each outstanding Award, (ii) the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award or otherwise, (iii)  the price per share of Common Stock covered by each such outstanding Award, and (iv) the number of shares of Common Stock that may be granted shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. Additionally, the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator and that each Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If the Administrator makes an Award exercisable or non-forfeitable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the recipient that such Award shall be exercisable for a period of thirty (30) days from the date of such notice, and thereafter will terminate upon the expiration of such period.

8.  Time of Granting of an Award.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board. Notice of the determination shall be given to each Recipient to whom an Award is so granted within a reasonable time after the date of such grant.

9. Deferral Option.  A Recipient may make an  election  (a "Deferral  Election") on an annual basis to defer delivery of the Shares specifying which one of the following ways the Shares are to be delivered: (a) on the date which is three years after the original grant date of the Award  ("Third  Anniversary"),  (b) on the  date  upon  which  the Recipient ceases to be a Director or Consultant  for any reason  ("Departure Date") or (c) in five equal annual installments commencing on the Departure Date.  Such  Deferral  Election  shall  remain in  effect  for each subsequent calendar year unless changed, provided  that,  any Deferral  Election with respect to a  particular calendar year may not be changed less than six (6) months prior to the  beginning of such calendar year and, provided, further, that no more than one Deferral Election or change thereof may be made in any calendar year.

10. Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory.

11.  Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

12.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.  Agreements.  Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

14. Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof. Each party submits to the exclusive jurisdiction and venue of any California State or Federal court with respect to any controversy or claim arising out of, related to, or connected with this Plan, its enforcement or interpretation or the Awards issued hereunder.